Exhibit 99.1

ALBUQUERQUE, N.M.
October 31, 2025

TXNM Energy Reports Third Quarter 2025 Results

•2025 third quarter GAAP earnings of $1.22 per diluted share
•2025 third quarter ongoing earnings of $1.33 per diluted share
•Proposed transaction with Blackstone Infrastructure approved by shareholders

TXNM Energy (In millions, except EPS)

	Q3 2025	Q3 2024	YTD 2025	YTD 2024
GAAP net earnings attributable to TXNM Energy	$130.7	$131.2	$161.2	$226.4
GAAP diluted EPS	$1.22	$1.45	$1.63	$2.50
Ongoing net earnings	$142.8	$129.3	$185.5	$220.6
Ongoing diluted EPS	$1.33	$1.43	$1.87	$2.44

TXNM Energy (NYSE: TXNM) today released its 2025 third quarter results. As previously announced, TXNM Energy is not affirming previously issued earnings guidance for 2025 and does not plan to issue revised earnings guidance during the pending transaction.

“Third quarter results incorporate the implementation of the first phase of approved rates in New Mexico and newly approved transmission recovery in Texas, along with additional equity issued during the quarter,” said Don Tarry, President and CEO of TXNM Energy. “We have initiated the regulatory approval process for our transaction with Blackstone Infrastructure with filings that address the key issues raised during our conversations with local stakeholders and community groups. We look forward to continued conversations through the regulatory process and achieving the best path forward to invest in positive outcomes for our customers and communities across New Mexico and Texas.”

TRANSACTION UPDATE
On May 19, 2025, TXNM Energy announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share. Shareholders approved the transaction on August 28, 2025.

The transaction is subject to regulatory approvals from the New Mexico Public Regulation Commission ("NMPRC"), Public Utility Commission of Texas ("PUCT"), Federal Energy Regulatory Commission ("FERC"), Department of Justice (Hart Scott-Rodino Clearance), Nuclear Regulatory Commission and Federal Communications Commission. On August 25, 2025, applications were filed with the NMPRC, PUCT and FERC.

TXNM Energy continues to anticipate that the closing of the acquisition will occur in the second half of 2026, subject to the satisfaction or waiver of the customary closing conditions, including among other things, receipt of required state and federal regulatory approvals.

REGULATORY UPDATE
TNMP’s second Transmission Cost of Service (TCOS) filing for 2025 was approved and implemented in the third quarter, providing recovery for $87 million of rate base. On July 31, 2025, TNMP filed its second Distribution Cost Recovery Factor (DCRF) application, seeking recovery for an additional $28 million of rate base to support ongoing investment in distribution infrastructure.

On August 6, 2025, PNM filed an application with the NMPRC for approval of a CCN to construct, own, and operate 30 megawatts of energy storage. The application consists of six megawatt batteries to be constructed at five existing PNM-owned solar facilities at an estimated cost of $78 million. These investments will provide more flexibility to our grid and to assist in serving our summer peak season when operational.

SEGMENT REPORTING OF 2025 THIRD QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q3 2025	Q3 2024	Q3 2025	Q3 2024
PNM	$0.95	$1.20	$0.98	$1.18
TNMP	$0.38	$0.39	$0.46	$0.39
Corporate and Other	($0.11)	($0.14)	($0.11)	($0.14)

Consolidated TXNM Energy	$1.22	$1.45	$1.33	$1.43

Net changes to GAAP and ongoing earnings in the third quarter of 2025 compared to the third quarter of 2024 include:

•PNM: Rate relief from the implementation of the first phase of the approved 2025 Rate Request, higher retail load and transmission revenues, higher realized gains on investment securities and the timing of excess deferred income taxes were offset by lower weather-related usage, increased O&M, higher depreciation, property tax and interest expense associated with new capital investments and increased demand charges from energy storage agreements added in late 2024.

•TNMP: Rate recovery through the Distribution Cost Recovery Factor (DCRF) and Transmission Cost of Service (TCOS) rate mechanisms and higher retail load were partially offset by lower weather-related usage and higher depreciation and property tax expense associated with new capital investments.

•Corporate and Other: Lower interest expense due to lower debt balances increased earnings.

GAAP and ongoing earnings per share were reduced in the third quarter of 2025 by shares issued as part of 2024 forward sales agreements of $150 million, as well as shares issued in June and August 2025 for proceeds of $800 million.

In addition, GAAP earnings in the third quarter of 2025 included $2.1 million of net unrealized losses on investment securities compared to $9.5 million of net unrealized gains in the third quarter of 2024. GAAP earnings in the third quarter of 2025 included $14.0 million of costs related to the planned acquisition. GAAP earnings in the third quarter of 2024 included $6.1 million of regulatory disallowances.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this press release that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding TXNM Energy’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Blackstone Infrastructure nor TXNM Energy assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM Energy caution readers not to place undue reliance on these statements. TXNM Energy’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM Energy’s Form 10-K and Form 10-Q filings and the information filed on TXNM Energy’s Forms 8-K with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring the Company to pay a termination fee, the possibility that TXNM Energy’s shareholders may not approve the transaction agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$102,429	$41,130	$(12,849)	$130,710
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	2,061	—	—	2,061
Pension expense related to previously disposed of gas distribution business2c	784	—	—	784
Regulatory disallowances2d	(731)	—	—	(731)
Process improvement initiatives2e	132	—	1	133
Merger related costs2f	926	10,332	2,729	13,987
Total adjustments before income tax effects	3,172	10,332	2,730	16,234
Income tax impact of above adjustments[1]	(805)	(2,170)	(694)	(3,669)
Timing of statutory and effective tax rates on non-recurring items[4]	319	(10)	(754)	(445)
Total income tax impacts[3]	(486)	(2,180)	(1,448)	(4,114)
Adjusting items, net of income taxes	2,686	8,152	1,282	12,120
Ongoing Earnings (Loss)	$105,115	$49,282	$(11,567)	$142,830

Nine Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$127,736	$84,381	$(50,908)	$161,209
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(6,322)	—	—	(6,322)
Rate Request settlement2b	1,500	—	—	1,500
Pension expense related to previously disposed of gas distribution business2c	2,352	—	—	2,352
Regulatory disallowances2d	(731)	—	—	(731)
Process improvement initiatives2e	592	—	156	748
Merger related costs2f	926	17,103	17,093	35,122
Total adjustments before income tax effects	(1,683)	17,103	17,249	32,669
Income tax impact of above adjustments[1]	428	(3,592)	(4,381)	(7,545)
Timing of statutory and effective tax rates on non-recurring items[4]	(1,349)	15	460	(874)
Total income tax impacts[3]	(921)	(3,577)	(3,921)	(8,419)
Adjusting items, net of income taxes	(2,604)	13,526	13,328	24,250
Ongoing Earnings (Loss)	$125,132	$97,907	$(37,580)	$185,459

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Increases in "Other (deductions)"
[d] Decreases in "Regulatory disallowances"
[e] Increases in "Energy production costs" of less than $0.1 million and $0.2 million, in "Transmission and distribution costs" of less than $0.1 million and $0.1 million, and in "Administrative and general" of $0.1 million and $0.2 million for the three and nine months ended September 30, 2025 at PNM and increase of $0.2 million in "Administrative and general" at Corporate and Other for the nine months ended September 30, 2025

[f] Increases in "Administrative and general" of $0.9 million and $0.9 million at PNM for the three and nine months ended September 30, 2025; Increases in "Administrative and general" of $0.7 million and $0.9 million and increases in "Interest charges" of $9.6 million and $16.2 million at TNMP for the three and nine months ended September 30, 2025; Increases in "Administrative and general" at Corporate and Other of $2.7 million and $17.1 million for the three and nine months ended September 30, 2025

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 9.6% for PNM, 20.4% for TNMP, and 13.0% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended September 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$108,666	$35,695	$(13,159)	$131,202
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(9,546)	—	—	(9,546)
Regulatory disallowances2b	6,142	—	—	6,142
Pension expense related to previously disposed of gas distribution business2c	433	—	—	433
Merger related costs2d	—	—	479	479
Total adjustments before income tax effects	(2,971)	—	479	(2,492)
Income tax impact of above adjustments[1]	754	—	(121)	633
Total income tax impacts[4]	754	—	(121)	633
Adjusting items, net of income taxes	(2,217)	—	358	(1,859)
Ongoing Earnings (Loss)	$106,449	$35,695	$(12,801)	$129,343

Nine Months Ended September 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$181,373	$80,203	$(35,135)	$226,441
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	(16,204)	—	—	(16,204)
Regulatory disallowances2b	10,847	—	—	10,847
Pension expense related to previously disposed of gas distribution business2c	1,299	—	—	1,299
Merger related costs2d	134	(22)	2,128	2,240
Sale of NMRD[3]	—	—	15,097	15,097
Total adjustments before income tax effects	(3,924)	(22)	17,225	13,279
Income tax impact of above adjustments[1]	997	4	(4,375)	(3,374)
Sale of NMRD[3]	—	—	(15,712)	(15,712)
Total income tax impacts[4]	997	4	(20,087)	(19,086)
Adjusting items, net of income taxes	(2,927)	(18)	(2,862)	(5,807)
Ongoing Earnings (Loss)	$178,446	$80,185	$(37,997)	$220,634

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] Changes in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase in "Regulatory disallowances" of $6.1 million and $10.6 million for the three and nine months ended September 30, 2024 and a decrease in "Electric Operating Revenue" of zero and $0.2 million for the three and nine months ended September 30, 2024

[c] Increases in "Other (deductions)"
[d] Increases (decreases) in "Administrative and general", including $0.4 million related to rebranding costs in the three and nine months ended September 30, 2024
[3] Net gain of $4.4 million on the sale of NMRD: Increase in "Other (deductions)" of $15.1 million, decrease in "Income Taxes (Benefits)" of $3.8 million for federal income tax and a decrease in "Income Taxes (Benefits)" of $15.7 million for investment tax credits

[4] Increases (decreases) in "Income Taxes (Benefits)"

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.95	$0.38	$(0.11)	$1.22
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Regulatory disallowances	(0.01)	—	—	(0.01)
Merger related costs	0.01	0.08	0.01	0.10
Timing of statutory and effective tax rates on non-recurring items	—	—	(0.01)	(0.01)
Total Adjustments	0.03	0.08	—	0.11
Ongoing Earnings (Loss)	$0.98	$0.46	$(0.11)	$1.33
Average Diluted Shares Outstanding: 107,416,661

Nine Months Ended September 30, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$1.29	$0.85	$(0.51)	$1.63
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.05)	—	—	(0.05)
Rate Request settlement	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Regulatory disallowances	(0.01)	—	—	(0.01)
Merger related costs	0.01	0.14	0.13	0.28
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.03)	0.14	0.13	0.24
Ongoing Earnings (Loss)	$1.26	$0.99	$(0.38)	$1.87
Average Diluted Shares Outstanding: 99,041,745

TXNM Energy, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended September 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$1.20	$0.39	$(0.14)	$1.45
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.07)	—	—	(0.07)
Regulatory disallowances	0.05	—	—	0.05
Total Adjustments	(0.02)	—	—	(0.02)
Ongoing Earnings (Loss)	$1.18	$0.39	$(0.14)	$1.43
Average Diluted Shares Outstanding: 90,605,188

Nine Months Ended September 30, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$2.00	$0.89	$(0.39)	$2.50
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	(0.13)	—	—	(0.13)
Regulatory disallowances	0.09	—	—	0.09
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.02	0.02
Sale of NMRD	—	—	(0.05)	(0.05)
Total Adjustments	(0.03)	—	(0.03)	(0.06)
Ongoing Earnings (Loss)	$1.97	$0.89	$(0.42)	$2.44
Average Diluted Shares Outstanding: 90,551,894

TXNM Energy, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share amounts)

Electric Operating Revenues	$647,162	$569,256	$1,632,374	$1,494,235
Operating Expenses:
Cost of energy	195,042	138,909	531,846	425,919
Administrative and general	68,445	64,840	205,205	179,848
Energy production costs	21,172	21,259	71,799	68,055
Regulatory disallowances	(731)	6,142	(731)	10,601
Depreciation and amortization	105,012	97,400	314,798	285,000
Transmission and distribution costs	27,167	23,660	79,133	71,475
Taxes other than income taxes	28,185	25,966	82,864	75,984
Total operating expenses	444,292	378,176	1,284,914	1,116,882
Operating income	202,870	191,080	347,460	377,353
Other Income and Deductions:
Interest income	6,496	8,669	14,615	17,719
Gains on investment securities	11,376	13,770	33,691	32,326
Other income	7,688	7,953	18,121	20,552
Other (deductions)	(3,028)	(1,988)	(11,767)	(20,146)
Net other income and deductions	22,532	28,404	54,660	50,451
Interest Charges	70,149	59,664	205,713	169,254
Earnings before Income Taxes	155,253	159,820	196,407	258,550
Income Taxes	18,949	23,422	21,293	19,822
Net Earnings	136,304	136,398	175,114	238,728
(Earnings) Attributable to Valencia Non-controlling Interest	(5,462)	(5,064)	(13,509)	(11,891)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to TXNM	$130,710	$131,202	$161,209	$226,441
Net Earnings Attributable to TXNM per Common Share:
Basic	$1.22	$1.45	$1.63	$2.50
Diluted	$1.22	$1.45	$1.63	$2.50
Dividends Declared per Common Share	$0.4075	$0.3875	$1.2225	$1.1625